                                AMENDMENT TO FUND
                             PARTICIPATION AGREEMENT
                                      AMONG
                        PIONEER VARIABLE CONTRACTS TRUST,
                      PIONEER INVESTMENT MANAGEMENT, INC.,
                        PIONEER FUNDS DISTRIBUTOR, INC.,
                                       and
                    JEFFERSON NATIONAL LIFE INSURANCE COMPANY

          For good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree to amend the May 1, 2003 Fund Participation Agreement among Pioneer Variable Contracts Trust (the "Trust"), Pioneer Investment Management, Inc. ("PIM"), Pioneer Funds Distributor, Inc. ("PFD"), and Jefferson National Life Insurance Company (the "Insurance Company") as follows:


          1. Schedule A thereto is hereby modified by adding five new segregated asset accounts of the Jefferson National Life Insurance Company to that schedule, which shall read as follows:

                                   SCHEDULE A

                       ACCOUNTS, CONTRACTS AND PORTFOLIOS
                     SUBJECT TO THE PARTICIPATION AGREEMENT

NAME OF SEPARATE ACCOUNT
------------------------
- Jefferson National Life Annuity Account C              22-4025 (Individual)
                                                         32-4000 (Group)
- Jefferson National Life Annuity Account E              22-4047/32-4003 (Achievement)
                                                         22-4048/32-4002 (Educator)
- Jefferson National Life Annuity Account F              22-4061
- Jefferson National Life Annuity Account G              22-4056
- Jefferson National Life Annuity Account H              CVIC-2000 or -2001(state specific)
- Jefferson National Life Annuity Account I              CVIC-2004 or -2005(state specific)
- Jefferson National Life Annuity Account J              JNL-2100
- Jefferson National Life Annuity Account K              JNL-2200
- Jefferson National Life Account L                      CVIC-1001 and -1003
- Jefferson National Life Annuity Account M              JNL-22-4061
- Jefferson National Life Annuity Account N              JNL-2000
- Jefferson National Life Annuity Account O              JNL-2004

          2. All other terms of the Agreement shall remain in full force and effect.


     IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be executed in its name and on its behalf by its duly authorized representative as of this date, ________________2004.

                         PIONEER VARIABLE CONTRACTS TRUST

                         By:
                             ----------------------------------
                         Name:
                         Title:

                                        1
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                         PIONEER INVESTMENT MANAGEMENT, INC.

                         By: /s/
                         Name:
                         Title:

                         PIONEER FUNDS DISTRIBUTOR, INC.

                         By: /s/
                         Name:
                         Title:

                         JEFFERSON NATIONAL LIFE INSURANCE
                         COMPANY

                         By: /s/
                         Name:
                         Title:

                                        2